Execution Version NOTE PURCHASE AND GUARANTEE AGREEMENT AMENDMENT NO. 4 This NOTE PURCHASE AND GUARANTEE AGREEMENT AMENDMENT NO. 4 (this “Agreement”), is dated as of December 24, 2025, by and among DENTSPLY SIRONA INC., a Delaware corporation (the “Company”), DENTSPLY DENTAL B.V., a company incorporated under the laws of Netherlands (as successor by merger to Sirona Dental Services GmbH (the “German Issuer”)) (the “Dutch Issuer”; together with the Company, collectively, the “Issuers”, and each individually, an “Issuer”) and each of the holders of Notes (as defined below) whose names appear on the signature pages hereto (collectively, the “Noteholders”), with respect to that certain Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as amended by that certain Note Purchase and Guarantee Agreement Amendment and Consent, dated August 26, 2022, as further amended by that certain Note Purchase and Guarantee Agreement Amendment No. 2 and Consent, dated November 5, 2022, as further amended by that certain Note Purchase and Guarantee Agreement Amendment No. 3, dated June 3, 2025, and as may be further amended or otherwise modified, the “Note Purchase Agreement”), by and among the Issuers and the holders of Notes. RECITALS: A. Pursuant to the Note Purchase Agreement, (i) the Company issued and sold to the holders of Notes (a) €17,500,000 aggregate principal amount of the Company’s 0.98% Series N Senior Notes due October 27, 2024 (the “Series N Notes”), (b) €14,500,000 aggregate principal amount of the Company’s 1.31% Series O Senior Notes due October 27, 2027 (the “Series O Notes”), (c) €3,000,000 aggregate principal amount of the Company’s 1.31% Series P Senior Notes due October 27, 2027 (the “Series P Notes”), (d) €15,500,000 aggregate principal amount of the Company’s 1.50% Series Q Senior Notes due October 27, 2029 (the “Series Q Notes”), (e) €2,000,000 aggregate principal amount of the Company’s 1.50% Series R Senior Notes due October 27, 2029 (the “Series R Notes”), (f) €6,500,000 aggregate principal amount of the Company’s 1.58% Series S Senior Notes due October 27, 2030 (the “Series S Notes”), (g) €11,000,000 aggregate principal amount of the Company’s 1.58% Series T Senior Notes due October 27, 2030 (the “Series T Notes”), (h) €10,500,000 aggregate principal amount of the Company’s 1.65% Series U Senior Notes due October 27, 2031 (the “Series U Notes”) and (i) €7,500,000 aggregate principal amount of the Company’s 1.65% Series V Senior Notes due October 27, 2031 (the “Series V Notes”, and together with the Series N Notes, Series O Notes, Series P Notes, Series Q Notes, Series R Notes, Series S Notes, Series T Notes and Series U Notes, collectively, the “U.S. Notes”); and (ii) the German Issuer issued and sold to the holders of Notes (a) €52,500,000 aggregate principal amount of the German Issuer’s 0.98% Series A Senior Notes due October 27, 2024 (the “Series A Notes”), (b) €43,500,000 aggregate principal amount of the German Issuer’s 1.31% Series B Senior Notes due October 27, 2027 (the “Series B Notes”), (c) €9,000,000 aggregate principal amount of the German Issuer’s 1.31% Series C Senior Notes due October 27, 2027 (the “Series C Notes”), (d) €46,500,000 aggregate principal amount of the German Issuer’s 1.50% Series D Senior Notes due October 27, 2029 (the “Series D Notes”), (e) €6,000,000 aggregate principal amount of the German Issuer’s 1.50% Series E Senior Notes due October 27, 2029 (the “Series E Notes”), (f) €19,500,000 aggregate principal amount of the German Issuer’s 1.58% Series F Senior Notes due October 27, 2030 (the “Series F Notes”), (g) €33,000,000 aggregate principal amount of the German Issuer’s 1.58% Series G Senior Notes due October 27, 2030 (the “Series C Notes”), (h) €31,500,000 aggregate principal amount of the German Issuer’s 1.65% Series H Senior Notes due October 27, 2031 (the “Series H Notes”) and (i) €21,000,000 aggregate principal amount of the German Issuer’s 1.65% Series I Senior Notes due October 27, 2031 (the “Series I Notes”, and together with the Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes and Series H Notes, collectively, the “German Notes”; and together with the U.S. Notes, collectively, the “Notes”, and each individually, a “Note”).

2 B. The Dutch Issuer has assumed all of the obligations of the German Issuer under the Note Purchase Agreement in connection with the German Issuer’s merger with and into the Dutch Issuer. C. The Issuers have requested that the Noteholders make certain amendments to the Note Purchase Agreement including, but not limited to, (i) amending the financial covenants and (ii) adding restricted payments to the negative covenants. D. The Noteholders are willing to make such amendments to the Note Purchase Agreement on the terms, and subject to the conditions, set forth herein. AGREEMENT: NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers and the Noteholders agree as follows: 1. DEFINITIONS. Capitalized terms used herein (including the recitals) and not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement. 2. AMENDMENTS TO THE NOTE PURCHASE AGREEMENT. The Note Purchase Agreement is hereby amended as set forth below (collectively, the “Amendments”): (a) Section 1 of the Note Purchase Agreement is hereby amended by inserting a new Section 1.4 to read in its entirety as follows: 1.4 Leverage-Based Incremental Step-Up. (a) In addition to the BIG Step-Up or the BIG Fee, the interest rate on each Note shall be increased by the following amounts for the following periods (the “Leverage Step-Up”), in each case determined as of the last day of each fiscal quarter of the Company based on the Total Leverage Ratio for the most recently ended period of four consecutive fiscal quarters and effective from and including the first day of the next fiscal quarter until (but excluding) the first day of the immediately following fiscal quarter: (i) if the Total Leverage Ratio is greater than or equal to 4.00 to 1.00, 0.50% per annum; (ii) if the Total Leverage Ratio is greater than or equal to 3.75 to 1.00 but less than 4.00 to 1.00, 0.25% per annum; (iii) otherwise, no Leverage Step-Up shall apply. (b) Notwithstanding Section 1.4(a), each holder of a Swapped Note may, in lieu of the Leverage Step-Up interest rate applying to such Swapped Note during any applicable fiscal quarter of the Company (each such period, a “Leverage Step-Up Period”), instead elect by providing written notice to the Issuers, that a fee (the “Leverage Step-Up Fee”) be paid by the Issuers in respect of such Swapped Note in Dollars on each Interest Payment Date, in each case during such Leverage Step-Up Period, in an amount equal to (i) the Swapped Note Notional Amount of such Swapped Note determined as of the later of the date of the commencement of such Leverage Step-Up Period and the then most recent Interest Payment Date during such Leverage Step-Up Period, multiplied by (ii) the result of (x) the applicable Leverage Step-Up, multiplied by (y) a fraction, the numerator of which is the number of days from such date of determination to but excluding

3 the next Interest Payment Date (the “Leverage Step-Up Calculation Period”) and the denominator of which is 360. Notwithstanding the foregoing, to the extent the principal amount of any Swapped Note is partially repaid or prepaid on any Swapped Note Prepayment Date, the Leverage Step-Up Fee payable on such Swapped Note Prepayment Date shall be adjusted to be calculated based on the portion of the Swapped Note Notional Amount of such Swapped Note to be prepaid on such Swapped Note Prepayment Date (rather than the entire Swapped Note Notional Amount) and the Leverage Step-Up Fee payable on the immediately succeeding Interest Payment Date following such Swapped Note Prepayment Date shall (1) give effect to any such reduction in the Swapped Note Notional Amount resulting from such repayment or prepayment and (2) include the portion of the Leverage Step-Up Fee that accrued with respect to the principal amount of such Swapped Note that was not so repaid or prepaid on such Swapped Note Prepayment Date during the Leverage Step-Up Calculation Period ending on such Swapped Note Prepayment Date. Such fee shall be due and payable in Dollars on each Interest Payment Date and at each other time that interest is due and payable on such Swapped Note (with any unpaid Leverage Step-Up Fee with respect to the principal amount of any Swapped Note repaid becoming due and payable on the date of repayment) under the terms of this Agreement and such Swapped Note. The election by a holder of a Swapped Note to receive the Leverage Step-Up Fee shall be effective from the later of the date of the commencement of such Leverage Step-Up Period and the most recent Interest Payment Date with respect to such Swapped Note as of the date such written notice has been provided. Notwithstanding the foregoing, the holders of Notes that took payment in Dollars of the amendment fee paid by the Issuers in connection with the Fourth Amendment shall be deemed to have elected payment of the Leverage Step-Up Fee for each Leverage Step-Up Period and effective for the duration of such Leverage Step-Up Period, without any further notice or action required. (b) Section 1 of the Note Purchase Agreement is hereby amended by inserting a new Section 1.5 to read in its entirety as follows: 1.5 Limitations on Step-Ups; Calculation of Make-Whole Amount. At no time shall the aggregate increase to the Note Rate from the Leverage Step-Up, Leverage Fee, BIG Step-Up or BIG Fee, as applicable, exceed 1.75% per annum in the aggregate, and none of the foregoing shall be included in the calculation of any Make-Whole Amount. (c) Section 7.5 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows: 7.5 Noteholder Calls. Commencing with the fiscal quarter ending December 31, 2025 and continuing through the fiscal quarter ending September 30, 2027, within ten (10) Business Days after the delivery of the certificate pursuant to Section 7.2, the Company shall offer to host a conference call between holders of Notes and senior management to discuss operating performance and leverage, and the Company shall provide, as part of its presentation for such call (which presentation will be distributed in advance of such call), consolidated quarterly projections for the remainder of the period until September 30, 2027, including projected Consolidated EBITDA and leverage (including the Total Leverage Ratio and Senior Leverage Ratio). Thereafter, the Company shall offer to host such a call annually within 10 Business Days after the delivery of the certificate required for the annual period pursuant to Section 7.2. (d) Section 10.1 of the Note Purchase Agreement is hereby amended as follows:

4 (i) by amending and restating clause (a) to read in its entirety as follows: (a) Leverage Ratios. (i) The Company will, as of the last day of any fiscal quarter, maintain a ratio (the “Total Leverage Ratio”) of (i) Consolidated Debt of the Company and its Subsidiaries to (ii) Consolidated EBITDA for the immediately preceding consecutive four fiscal quarter period then ended of the Company and its Subsidiaries of not greater than the applicable ratio set forth under the column titled “Total Leverage Ratio” in the grid below. (ii) The Company will, as of the last day of any fiscal quarter, maintain a ratio (the “Senior Leverage Ratio”) of (i) Consolidated Debt (excluding Subordinated Debt) of the Company and its Subsidiaries to (ii) Consolidated EBITDA for the immediately preceding consecutive four fiscal quarter period then ended of the Company and its Subsidiaries of not greater than the applicable Senior Leverage Ratio set forth under the column titled “Senior Leverage Ratio” in the grid below. Fiscal Quarter Ending Total Leverage Ratio Senior Leverage Ratio December 31, 2025 4.25 to 1.00 3.25 to 1.00 March 31, 2026 4.25 to 1.00 3.25 to 1.00 June 30, 2026 4.25 to 1.00 3.25 to 1.00 September 30, 2026 4.00 to 1.00 3.00 to 1.00 December 31, 2026 4.00 to 1.00 3.00 to 1.00 March 31, 2027 3.75 to 1.00 2.75 to 1.00 June 30, 2027 3.75 to 1.00 2.75 to 1.00 September 30, 2027 and each fiscal quarter ending thereafter 3.50 to 1.00 2.50 to 1.00 (ii) by amending and restating clause (b) to read in its entirety as follows: (b) Interest Coverage Ratio. The Company will not permit the ratio of (i) Consolidated EBITDA of the Company and its Subsidiaries for the consecutive four fiscal quarter period ended as of the last day of any fiscal quarter of the Company to (ii) the sum of interest payable on, and amortization of debt discount in respect of, Consolidated Debt of the Company and its Subsidiaries during such period (calculated on a Pro Forma Basis to the extent a Material Acquisition or Material Disposition occurred during such period), to be less than 3.00 to 1.00. (iii) by deleting clause (c) in its entirety. (e) Section 10 of the Note Purchase Agreement is hereby amended by inserting a new Section 10.10 to read in its entirety as follows:

5 10.10 Restricted Payments. The Company will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (a) the Company may declare and make dividend payments or other distributions payable solely in its equity interests; (b) the Company may repurchase equity interests issued by it deemed to occur upon the exercise of stock options or warrants if such equity interests represent a portion of the exercise price of such options or warrants pursuant to and in accordance with stock option plans or other benefit plans or agreements (on a non-dilutive basis) for directors, officers or employees of the Company; and (c) the Company may declare and make any other Restricted Payment, so long as no Event of Default shall have occurred and be continuing at the time of such declaration or payment thereof or would result therefrom. (c) Schedule B to the Note Purchase Agreement is hereby amended as follows: (i) by amending and restating the following definitions to read in their entirety as follows: “Below Investment Grade Rating Event” means the occurrence of any of the following events: (a) if the Company has obtained a Debt Rating from only one Acceptable Rating Agency and the most recent Debt Rating received from such Acceptable Rating Agency that is in full force and effect (not having been withdrawn) is below an Investment Grade Rating, (b) if the Company has obtained a Debt Rating from two Acceptable Rating Agencies and the then lower of the most recent Debt Ratings from such Acceptable Rating Agencies that are in full force and effect (not having been withdrawn) is below an Investment Grade Rating, (c) if the Company has obtained a Debt Rating from three or more Acceptable Rating Agencies and the then second lowest of the most recent Debt Ratings from such Acceptable Rating Agencies that is in full force and effect (not having been withdrawn) is below an Investment Grade Rating (provided, for the avoidance of doubt, if two or more of the most recent Debt Ratings are equal or equivalent as the lowest such Debt Rating, then one of such equal or equivalent Debt Ratings will be deemed to be the second lowest Rating for purposes of such determination) and (d) if the Company shall have failed to receive and deliver to the holders of the Notes a Debt Rating (including the applicable rating letter and rating report provided by such Acceptable Rating Agency) from at least one Acceptable Rating Agency at least annually (on or before the earlier of 5 Business Days following receipt of such rating letter from such Acceptable Rating Agency or the anniversary of the Third Amendment) or promptly upon any change in such Debt Rating. “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of

6 the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as Capital Leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Swap Agreements, other than for purposes of the calculation of the Total Leverage Ratio and the Senior Leverage Ratio pursuant to Section 10.1(a) (as to which all such obligations shall be excluded from the calculation of Debt), (h) all debt of others referred to in clauses (a) through (g) above or clause (i) below (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase or lease property or services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (and if such Person has not assumed or become liable for such Debt of others, then the amount of Debt of such Person shall be the lesser of (A) the amount of such Debt of others and (B) the fair market value of such property, as determined by such Person in good faith); provided that, Debt of the Company and its Subsidiaries shall not include (i) Debt incurred in connection with the Consignment Agreements relating to the consignment of precious metals between the Company and certain counterparties or (ii) unfunded pension obligations. “EBITDA” means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) other non-cash charges (less unusual or non-recurring non-cash income or gains), (f) any extraordinary, non-recurring or unusual fees, expenses or other charges incurred in connection with any acquisition or merger consummated by the Company or a Subsidiary (including the issuance or repayment of Debt related to such acquisition or merger), and any corporate reorganization and integration activities which are related to such acquisition or merger, in each case determined in accordance with GAAP for such period and (g) charges and expenses incurred during the fiscal quarters ending on or after March 31, 2025 and on or prior to December 31, 2026 in connection with the Company’s publicly announced efficiency initiatives, which includes, but is not limited to, costs and expenses in connection with discontinued operations, retention, severance and related employee benefits, systems establishment costs, excess pension charges, contract termination costs, costs to close and/or consolidate facilities and relocate employees, integration costs, other business optimization costs and costs associated with establishing new facilities or reserves deducted (and not added back), in an amount not to exceed, (i) for the fiscal quarter ending March 31, 2025, $25,000,000, (ii) for the fiscal quarter ending June 30, 2025, $5,000,000, (iii) for the fiscal quarter ending September 30, 2025, $17,000,000, and (iv) for the fiscal quarters ending December 31, 2025 through and including the December 31, 2026, $75,000,000 in the aggregate for all such fiscal quarters. For the purposes of calculating EBITDA for any period of four (4) consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference

7 Period the Company or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period. (ii) by adding the following new defined terms in their proper alphabetical order to read as follows: “Fourth Amendment” means that certain Note Purchase Agreement Amendment No. 4, dated as of December 24, 2025 by and among the Company and the holders of the Notes party thereto. “Leverage Step-Up” is defined in Section 1.4(a). “Leverage Step-Up Calculation Period” is defined in Section 1.4(b). “Leverage Step-Up Fee” is defined in Section 1.4(b). “Leverage Step-Up Period” is defined in Section 1.4(b). “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of equity interests of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests, or on account of any return of capital to the Company’s shareholders (or the equivalent Persons thereof). “Senior Leverage Ratio” is defined in Section 10.1(a)(ii). “Total Leverage Ratio” is defined in Section 10.1(a)(i). 3. REPRESENTATIONS AND WARRANTIES. To induce the Noteholders to enter into this Agreement, the Issuers represent and warrant to each of the Noteholders that: (a) This Agreement constitutes a legal, valid and binding obligation of each Issuer and is enforceable against each Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) No event or condition exists that constitutes a Default or Event of Default. (c) Since December 31, 2024 there is no fact known to either Issuer that could reasonably be expected to have a Material Adverse Effect.

8 (d) No fee or other consideration is being paid to any lender or agent under any Principal Credit Facility in connection with any similar consent or amendment, other than (i) legal counsel fees and expenses and (ii) an upfront fee for each lender of an amount not to exceed 0.10% of the aggregate commitments of such lender in consideration of its agreement to the Revolver Amendment (as defined below). 4. CONDITIONS TO EFFECTIVENESS OF AMENDMENTS. This Agreement shall become effective as of the date first written above upon satisfaction of the following conditions: (a) this Agreement shall have been executed by the Issuers and the Required Holders; (b) the representations and warranties of the Issuers contained in this Agreement shall be true and correct; (c) each Noteholder shall have received an amendment fee of 0.10% (10 bps) of the principal amount of Notes held by such Noteholder, in the currency in which such Note is denominated, which fee shall be fully earned, and shall have been paid, on the date hereof; provided, at the election of any holder of a Swapped Note that shall have provided wire instructions to the Company for Dollar payments, such fee shall be paid in Dollars on the Fee Payment Notional Amount with respect to such Swapped Note; for purposes of the foregoing, “Fee Payment Notional Amount” means, with respect to any Swapped Note, an amount equal to the payments in Dollars that would be due to the holder of such Swapped Note under the terms of the Swap Note Agreement to which such holder is a party, attributable to and in exchange for the aggregate principal amount of such Swapped Note assuming that such principal amount is paid on the date hereof; (d) the Note Purchase Agreement Amendment No. 4 (the “2019 NPA Amendment”) shall have been executed by the Company and the Required Holders (under and as defined in that certain Note Purchase Agreement dated as of June 24, 2019 by and between the Company and the holders of the notes issued thereunder), and such 2019 NPA Amendment shall become concurrently in full force and effect with this Agreement, the 2015 NPA Amendment (as defined below) and the Revolver Amendment (as defined below), in form and substance satisfactory to the Required Holders; (e) the Note Purchase Agreement Amendment No. 4 (the “2015 NPA Amendment”) shall have been executed by the Company and the Required Holders (under and as defined in that certain Note Purchase Agreement dated as of December 11, 2015 by and between the Company and the holders of the notes issued thereunder), and such 2015 NPA Amendment shall become concurrently in full force and effect with this Agreement, the 2019 NPA Amendment and the Revolver Amendment, in form and substance satisfactory to the Required Holders; and (f) the Second Amendment to Credit Agreement (the “Revolver Amendment”) shall have been executed by the Company and JPMorgan Chase Bank, N.A. (under and as defined in that certain Credit Agreement, dated as of May 12, 2023 by and among, among others the Company and the lenders party thereto), and such Revolver Amendment shall become concurrently in full force and effect with this Agreement, the 2015 NPA Amendment and the 2019 NPA Amendment, in form and substance satisfactory to the Required Holders. 5. RATING LETTER COVENANT. Within five (5) Business Days of the Company’s receipt of each of the next rating letters issued by S&P (expected to be delivered in March or April 2026) and Moody’s (expected to be delivered in May 2026) in connection with a Debt Rating, the Company shall deliver to each Noteholder a copy of such rating letter and if the SVO or any other Governmental Authority having

9 jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating, the Company shall use commercially reasonable efforts to procure such information from such Acceptable Rating Agency. Any failure by the Company to comply with the foregoing covenant on or before the applicable date shall constitute an immediate Event of Default under the Note Purchase Agreement. 6. MISCELLANEOUS. (a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. (b) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement and such other documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and such other documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company and the Noteholders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to this Agreement or any such document, the Issuers hereby agree to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days after such request). (c) Costs and Expenses. Whether or not this Agreement becomes effective, the Company confirms its obligations under Section 16.1 of the Note Purchase Agreement and agrees that it will pay all costs and expenses of the Noteholders relating to this Agreement. (d) Amendments in Writing. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by a writing signed by the Issuers and the Required Holders. [Remainder of page intentionally left blank. Signature pages follow.]

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof. ISSUERS: DENTSPLY SIRONA INC. By /s/ Daniel Workinger Name: Daniel Workinger Title: Authorized Signatory DENTSPLY DENTAL B.V. By /s/ Niels Plate Name: Niels Plate Title: Authorized Signatory

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] NOTEHOLDERS: METROPOLITAN LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager BRIGHTHOUSE LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager METROPOLITAN TOWER LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager By: /s/ Richard Federico Name: Richard Federico Title: Authorized Signatory

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Dabney Zanders Name: Dabney Zanders Title: Vice President PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Dabney Zanders Name: Dabney Zanders Title: Vice President THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: PGIM, Inc., as investment manager By: /s/ Dabney Zanders Name: Dabney Zanders Title: Vice President

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] NEW YORK LIFE INSURANCE COMPANY By: NYL Investors LLC, its Investment Manager By: /s/ Gina A. Oddo Name: Gina A. Oddo Title: Director NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By: NYL Investors LLC, its Investment Manager By: /s/ Gina A. Oddo Name: Gina A. Oddo Title: Director

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] NATIONWIDE LIFE INSURANCE COMPANY By: /s/ Daniel Pendery Name: Daniel Pendery Title: Authorized Signatory

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By: Northwestern Mutual Investment Management Company, LLC, its investment adviser By: /s/ Brian P. McDonald Name: Brian P. McDonald Title: Managing Director

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Barings, LLC, as Investment Adviser By: /s/ James Moore Name: James Moore Title: Managing Director

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA By: Voya Investment Management Co. LLC, as Agent By: /s/ Joshua Winchester Name: Joshua Winchester Title: Senior Vice President

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] THE LINCOLN NATIONAL LIFE INSURANCE COMPANY By: Nomura Investment Management Advisers, a series of Nomura Investment Management Business Trust, Attorney in Fact By: /s/ Tom Routhier Name: Tom Routhier Title: Executive Director

[Amendment No. 4 to Dentsply 2016 Note Purchase and Guarantee Agreement] EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA F/K/A GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY By: /s/ Yvette Dennis Name: Yvette Dennis Title: Authorized Signatory EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK F/K/A EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK By: /s/ Yvette Dennis Name: Yvette Dennis Title: Authorized Signatory